UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 7, 2014

Superior Uniform Group, Inc.

(Exact name of registrant as specified in its charter)

Florida	001-05869	11-1385670
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10055 Seminole Blvd., Seminole, Florida		33772

Registrant's telephone number including area code:		(727) 397-9611

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On February 7, 2014, the Board of Directors (the “Board”) of Superior Uniform Group, Inc. (the “Company”) appointed Todd E. Siegel to its Board effective immediately, to serve until the Company’s 2014 Annual Meeting of Shareholders. Initially, Mr. Siegel will not serve on any committees of the Board.

Mr. Siegel is the former president and chief executive officer of MTS Medication Technologies, Inc. (“MTS”), having served in both of those capacities from 1993-2012. In those roles, he was responsible for all strategic and operational activities of MTS. Mr. Siegel also was a director of MTS from 1985-2009 and chairman of its board of directors from 1993-2009. Mr. Siegel previously held sales and national sales management positions with AMI Diagnostic Service and Chamberlin Corporation.

In connection with his appointment, Mr. Siegel will be eligible to participate in the Company’s 2013 Incentive Stock and Awards Plan (the “Plan”). He will be eligible to receive a stock option grant under the Plan on the date of the next Annual Meeting of Shareholders. For his service on the Board and any committees of the Board, Mr. Siegel will receive the same compensation payable by the Company to its other non-employee directors for their service on the Board and committees. Mr. Siegel also will be entitled to enter into the Company’s standard indemnification agreement for directors, the form of which was filed by the Company as Exhibit 10 to the Company’s Form 10-Q for the quarter ended March 31, 2006.

(e) On February 7, 2014, the Company, through action of the Compensation Committee of the Company’s Board of Directors and approved by the Board, granted restricted stock awards to the Company’s Chief Executive Officer, President, Chief Financial Officer, and Executive Vice President, Sales under the terms of the Plan. The restricted stock awards will vest on February 7, 2017, provided the respective officer remains continuously employed with the Company through that date. The awards are designed, in combination with pre-existing forms of compensation, to incentivize the Company’s executive officers to remain employed with the Company for an extended period of time and to further align the interests of the Company’s executive officers with those of the Company’s shareholders.

Details of awards made to each officer are set forth below:

Officer	Restricted Stock Award (1)

Michael Benstock Chief Executive Officer	17,500

Alan Schwartz President	12,500

Andrew D. Demott, Jr. Chief Financial Officer	10,000

Peter Benstock Executive Vice President, Sales	10,000

(1) Vests after three years, provided the officer remains continuously employed with the Company through that date.

The foregoing description of the restricted stock awards is qualified in its entirety by the terms of the awards set forth in the form of Restricted Stock Agreement, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Form of Restricted Stock Agreement

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPERIOR UNIFORM GROUP, INC.

Date: February 13, 2014	By:	/s/ Andrew D. Demott, Jr.
Andrew D. Demott, Jr. Executive Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Restricted Stock Agreement